MODIFICATION AGREEMENT

     This Modification Agreement ("Modification") dated this 5th day of September, 1996, by and between ALLIANCE HOLDINGS, L. L. C., an Illinois limited liability company ("Purchaser") and BALCOR PENSION INVESTORS-IV, an Illinois limited partnership ("Seller").

                                  WITNESSETH:

     WHEREAS, Purchaser and Seller entered into an Agreement of Sale dated August 29, 1996 ("Contract") for the Del Lago Apartments, Tampa, Florida; and

     WHEREAS, Purchaser and Seller desire to modify the Contract as hereinafter provided; and

      NOW, THEREFORE, in consideration of the sum of Ten and 00/100 Dollars ($10.00) and other good and valuable consideration, in hand paid, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1.   The date September 5, 1996 contained in the second (2nd) line of
Section 7.1 of the Contract is hereby deleted and the date September 17, 1996 is hereby substituted therefor.

     2. Except as above provided, the Contract remains unmodified and in full force and effect.

PURCHASER:                              SELLER:

ALLIANCE HOLDINGS, L.L.C.          BALCOR PENSION INVESTORS-IV,
an Illinois limited                an Illinois limited partnership
liability company

By:  /s/ Andrew W. Schor            By:  Balcor Mortgage Advisors-III, an
   ---------------------------           Illinois general partnership
Name:    Andrew W. Schor
   ---------------------------      By:  RGF-Balcor Associates-II, an
Its:     President                       an Illinois general partnership,
   ---------------------------           a general partnership

                                    By:  The Balcor Company, a Delaware
                                         corporation a general partner

                                         By:  /s/ John K. Powell, Jr.
                                              ------------------------------
                                         Name:    John K. Powell, Jr.
                                              ------------------------------
                                         Its:     Senior Vice President
                                              ------------------------------
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